UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-8775

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE	2

SIGNATURES	3

ITEM 7.01	— REGULATION FD DISCLOSURE.

September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York. Calpine Corporation’s subsidiary Calpine Energy Services, Inc. (together “Calpine”) has certain business relationships with subsidiaries of Lehman. However, neither Lehman nor its subsidiaries are a party to Calpine’s corporate credit or liquidity facilities; nor are they currently engaged in any advisory capacity with Calpine or its subsidiaries. Calpine believes the Lehman bankruptcy and its potential impact on subsidiaries of Lehman will not have a material adverse effect on Calpine or its subsidiaries.

Calpine is a counterparty with Eagle Energy Partners I, L.P. (“Eagle”), a subsidiary of Lehman, in wholesale energy marketing transactions. As of September 15, 2008, Calpine did not have a net credit exposure to Eagle. Calpine is a counterparty to Lehman Brothers Commodities Services Inc. (“Lehman Commodities”) on a single small transaction under which there is a receivable from Lehman Commodities of less than $10,000. Calpine is informed that neither Eagle nor Lehman Commodities has filed for protection under the bankruptcy laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ Kenneth A. Graves
Kenneth A. Graves Interim Corporate Controller and Principal Accounting Officer

Date: September 18, 2008

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